Exhibit 10.26

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”), effective as of [__], 2026, is by and between The Elmet Group Co., a Delaware corporation (the “Company”), and the director and/or officer of the Company named on the signature page hereto (the “Executive”). Certain defined terms used in this Agreement are set forth in Paragraph 16.

WITNESSETH:

WHEREAS, the Statute, which sets forth certain provisions relating to the mandatory and permissive indemnification of directors and officers (amongst others) of a Delaware corporation by such corporation, is specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and, thus, does not by itself limit the extent to which the Company may indemnify or advance expenses to persons serving as its directors and officers (amongst others);

WHEREAS, in order to induce and encourage highly experienced and capable individuals, such as the Executive, to serve as a director and/or officer of the Company and to otherwise promote the desirable end that such directors and officers will feel unrestrained by the threat of incurring personal liability and, therefore, take the business and entrepreneurial risks necessary to ensure the continued success and growth of the Company, secure in the knowledge that they will receive the maximum indemnification protection against such risks and liabilities as may be afforded by law, the Board has determined, after due consideration and investigation of the terms and provisions of this Agreement, in light of the circumstances and considerations set forth in these recitals and in the exercise of its good faith business judgment, that this Agreement is not only reasonable, fair and prudent, but also necessary to promote and ensure the best interests of the Company and its stockholders;

WHEREAS, in entering into this Agreement, both the Company and the Executive represent and agree, to the best of their knowledge, that at present there is no pending litigation or proceeding involving the Executive or any other director and/or officer of the Company where indemnification or advancement of Expenses under this Agreement (or other similar agreement or provision) would be required or permitted, nor does the Company or the Executive, to the best of their knowledge, know of any threatened litigation or proceeding or set of existing facts which may result in a claim for indemnification or advancement of Expenses under this Agreement (or under any other similar agreement or provision) by the Executive or any other director and/or officer; and

WHEREAS, the Company desires to have the Executive serve as a director and/or officer of the Company, free from undue concern for unpredictable, inappropriate and/or unreasonable legal risks and personal liabilities by reason of performing his or her duties to the Company and its stockholders or his or her status as such as a director and/or officer; and the Executive desires to serve as a director and/or officer of the Company; provided, and on the express condition, that he or she is furnished with the protections set forth hereinafter.

NOW, THEREFORE, in consideration of the Executive’s continued service to the Company and in consideration of the premises, mutual covenants and agreements of the parties contained herein and the mutual benefits to be derived from this Agreement, and the delivery of other good and valuable consideration by the Executive, the receipt and sufficiency of which is hereby acknowledged by the Company, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1. Indemnification.

A. The Company hereby covenants and agrees, subject to the conditions and limitations set forth hereinafter in this Paragraph 1 and elsewhere in this Agreement, to indemnify and hold the Executive harmless against Liabilities and reasonable Expenses incurred by or on behalf of the Executive in connection with any Action, including, without limitation, in connection with the investigation, defense, settlement or appeal of any Action if the Executive is or was a party to, or is threatened to be made a party to, or otherwise becomes involved in, any Action (i) by reason of the Executive’s status as, or the fact that the Executive is, was or has agreed to become, a director, officer, employee and/or agent of the Company or its Affiliate, and/or as to acts performed (or not performed) in the course of the Executive’s duties to the Company and/or to an Affiliate, (ii) by reason of the fact that the Executive is or was serving or has agreed to serve at the request of, or is or was or has been appointed by, the Company or any of its controlled Affiliates as a director, officer, employee or agent of another non-Company corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise or entity whether prior to, on or after the date of this Agreement (each such non-Company entity, a “Primary Obligor”), or (iii) with respect to the foregoing (i) or (ii), by reason of any action alleged to have been taken or omitted to be taken by the Executive in such capacity; provided, that it is not determined by the Authority, pursuant to Paragraph 3 that the Executive has engaged in misconduct which constitutes a Breach of Duty.

B. The Company agrees that as to any indemnification of an Executive of the type identified in clause (i) of Paragraph 1(A) above, the Company shall serve as the indemnitor of first resort with respect to any request for indemnification or advancement of expenses made pursuant to this Agreement. The indemnification of an Executive of the type identified in clause (ii) of Paragraph 1(A) above shall be secondary to any and all indemnification to which such person is entitled from the relevant Primary Obligor (including any payment made to such person under any insurance policy issued to or for the benefit of such Primary Obligor or the Executive) (the “Primary Indemnification”), and will only be paid to the extent the Primary Indemnification is not paid or does not provide coverage (e.g., a self-insured retention amount under an insurance policy). No such Primary Obligor shall be entitled to contribution or indemnification from or subrogation against the Executive. If, notwithstanding the foregoing, the Company makes an indemnification payment or advances expenses to such an Executive pursuant to this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of such Executive against the relevant Primary Obligor or under any insurance policy issued to or for the benefit of such Executive or Primary Obligor; provided that the foregoing shall not in and of itself extinguish any unpaid or unsatisfied rights the Executive has against any third party or the Company.

C. To the extent the Executive has been successful on the merits or otherwise in connection with any Action, including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such Action where the Executive does not pay, incur or assume any material Liabilities, or in connection with any claim, issue or matter therein, he or she shall be indemnified by the Company against reasonable Expenses incurred by or on behalf of him or her in connection therewith. The Company shall pay such Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Paragraph 2), or to such other person or entity as the Executive may designate in writing to the Company, within ten (10) days after the receipt of the Executive’s written request therefor, without regard to the provisions of Paragraph 3.

D. Notwithstanding any other provision contained in this Agreement to the contrary, the Company shall not:

(i) indemnify or advance Expenses to the Executive with respect to any Action initiated or brought voluntarily by the Executive (including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense), except with respect to Actions:

(a) brought to establish or enforce a right to indemnification and/or an advancement of Expenses under this Agreement or under the Statute as it may then be in effect or any other applicable statute or law or otherwise as required (unless a court of competent jurisdiction determines that each of the material assertions made by the Executive in such proceeding was not made in good faith or was frivolous); or

(b) as to which the Board has consented to the initiation of such proceedings;

(ii) indemnify the Executive against judgments, fines or penalties incurred in a Derivative Action if the Executive is finally adjudged liable to the Company by a court (unless the court before which such Derivative Action was brought determines that the Executive is fairly and reasonably entitled to indemnity for any or all of such judgments, fines or penalties); or

(iii) indemnify the Executive under this Agreement for any amounts paid in settlement or any Action effected without the Company’s written consent.

E. The Company shall not settle any Action in any manner which would impose any Liabilities or other type of limitation on the Executive without the Executive’s written consent unless such settlement (i) provides for a full and final release of all claims asserted against the Executive and (ii) does not impose any expense, judgment, fine, penalty or limitation on the Executive. Neither the Company nor the Executive shall unreasonably withhold its, his or her consent to any proposed settlement.

F. The Executive’s conduct with respect to an employee benefit plan sponsored by or otherwise associated with the Company and/or an Affiliate for a purpose he or she reasonably believed to be in the interests of the participants in, and/or beneficiaries of, such plan is conduct which does not constitute a breach or failure to perform his or her duties to the Company or an Affiliate, as the case may be.

2. Advance Payment of Expenses.

A. Notwithstanding any other provision of this Agreement, the Company shall pay, to the extent not prohibited by law, to the Executive, or such other person or entity as the Executive may designate in writing to the Company, in advance of the final disposition or conclusion of any Action (or claim, issue or matter associated with such Action) the Executive’s reasonable Expenses incurred by or on behalf of the Executive in connection with such Action (or claim, issue or matter associated with any such Action), within ten (10) days after the receipt of the Executive’s written request therefor; provided, the following conditions are satisfied:

(i) the Executive’s written statement or statements shall reasonably document the expenses incurred by the Executive;

(ii) the Executive furnishes to the Company an executed, written statement affirming his or her good faith belief that he or she has not engaged in misconduct constituting a Breach of Duty; and

(iii) the Executive furnishes to the Company an executed, written agreement to repay any advances made under this Paragraph 2 if it is ultimately determined that he or she is not entitled to be indemnified by the Company for such Expenses pursuant to this Agreement.

B. In the event the Company makes an advancement of Expenses to the Executive pursuant to this Paragraph 2, the Company shall be subrogated to every right of recovery the Executive may have against any insurance carrier from whom the Company has purchased insurance for such purpose.

C. Advances shall be unsecured and any interest payable thereupon shall be paid in accordance with Paragraph 5(C).

D. Advances shall include any and all reasonable expenses incurred pursuing an Action to enforce this right of advancement, including expenses incurred preparing and forwarding statements to the Company to support the advances claimed.

3. Determination of Right to Indemnification.

A. Except as otherwise set forth in this Paragraph 3, any indemnification to be provided to the Executive by the Company under Paragraph 1(A) of this Agreement upon the final disposition or conclusion of any Action, or a claim, issue or matter associated with any such Action, unless otherwise ordered by a court, shall be paid by the Company to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Paragraph 2), or to such other person or entity as the Executive may designate in writing to the Company, within thirty (30) days after the receipt of the Executive’s written request therefor. Such request shall include an accounting of all amounts for which indemnification is being sought. No further corporate authorization for such payment shall be required other than this Paragraph 3(A).

B. Notwithstanding the foregoing, the payment of such requested indemnifiable amounts pursuant to Paragraph 1(A) may be denied by the Company if the Board, by a majority vote thereof, determines that the Executive engaged in misconduct which constitutes a Breach of Duty; provided, however, to the extent that a majority of the Board are party in interest to such Action, then the payment of such requested indemnifiable amounts pursuant to Paragraph 1(A) may be denied by the Company by a majority vote of disinterested directors of the Board finding that the Executive engaged in misconduct which constitutes a Breach of Duty. In either event of nonpayment, the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the Executive engaged in misconduct which constitutes a Breach of Duty and, therefore, whether indemnification of the Executive is proper pursuant to this Agreement.

C. Such independent determination shall be made (i) if no Change in Control has occurred, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to the Executive and (ii) if a Change in Control shall have occurred, if the Executive so requests in writing, (A) by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee or (B) by a panel of independent arbitrators, which shall consist of three (3) arbitrators selected according to Paragraph 3(E). Notwithstanding the immediately foregoing sentence, nothing in this Paragraph 3(C) shall prevent the Company or the Executive from seeking independent determination by filing an Action in a court of competent jurisdiction that shall have the authority to make a de novo determination of the Executive’s entitlement to indemnification under this Agreement and applicable law.

D. In the event Independent Counsel is to be employed pursuant to Paragraph 3(C)(i), the Independent Counsel shall be selected by the Board. In the event Independent Counsel is to be employed at the Executive’s election following a Change of Control pursuant to Paragraph 3(C)(ii)(A), the Independent Counsel shall be selected by the Executive. In either case, the non-selecting party may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or the Executive, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined herein, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by the Executive of a written request for indemnification pursuant to this Agreement, no Independent Counsel shall have been selected and not objected to, either the Company or the Executive may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the other party’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 3 hereof. In the event the Independent Counsel determines that the Executive is entitled to be indemnified for any amounts pursuant to this Agreement, the Company shall pay such amounts to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Paragraph 2), including interest thereon as provided in Paragraph 5(C), or to such other person or entity as the Executive may designate in writing to the Company, within ten (10) days of receipt of such opinion.

E. In the event a panel of arbitrators is to be employed hereunder pursuant to Paragraph 3(C)(ii)(B), one of such arbitrators shall be selected by the Board, by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such Action (or, if such quorum is not obtainable, by an independent legal counsel chosen by a majority vote of the entire Board), the second by the Executive and the third by the previous two arbitrators. In the event a panel of arbitrators or Independent Counsel is to be employed hereunder pursuant to Paragraph 3(C): (i) the Authority shall make its independent determination hereunder within thirty (30) days of being selected and shall simultaneously submit a written opinion of its conclusions to both the Company and the Executive; and, (ii) in the event the Authority determines that the Executive is entitled to be indemnified for any amounts pursuant to this Agreement, the Company shall pay such amounts to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Paragraph 2), including interest thereon as provided in Paragraph 5(C), or to such other person or entity as the Executive may designate in writing to the Company, within ten (10) days of receipt of such opinion.

F. In the event a court of competent jurisdiction is to be employed hereunder pursuant to Paragraph 3(C) and such court determines that the Executive is entitled to be indemnified for any amounts pursuant to this Agreement, the Company shall pay such amounts to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Paragraph 2), including interest thereon as provided in Paragraph 5(C), or to such other person or entity as the Executive may designate in writing to the Company, within ten (10) days of receipt of such final judicial determination.

G. For the avoidance of doubt, the Company shall pay all reasonable Expenses associated with the indemnification process set forth in this Paragraph 3, including, without limitation, (i) the fees and expenses of the Authority making such independent determination, and (ii) the reimbursement or advancement of Expenses incurred by the Executive in cooperating with the Authority, such payment to be made within ten (10) days of receipt by the Company of such request for reimbursement or advancement in writing from the Executive.

4. Termination of an Action Nonconclusive. The adverse termination of any Action against the Executive by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the Executive has engaged in misconduct which constitutes a Breach of Duty.

5. Partial Indemnification; Reasonableness; Interest.

A. In the event it is determined by the Authority, that the Executive is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any Action, the Authority, shall authorize the reasonable proration and payment by the Company of such Liabilities and/or reasonable Expenses, with respect to which indemnification is sought by the Executive, among such claims, issues or matters as the Authority, shall deem appropriate in light of all of the circumstances of such Action.

B. In the event it is determined by the Authority, that certain Expenses incurred by the Executive are for whatever reason unreasonable in amount, the Authority, shall nonetheless authorize indemnification or advancement to be paid by the Company to the Executive for such Expenses as the Authority, shall deem reasonable in light of all of the circumstances of such Action.

C. Interest shall be paid by the Company to the Executive, to the extent deemed appropriate by the Authority, at a reasonable interest rate, for amounts for which the Company indemnifies or advances to the Executive.

6. Insurance; Subrogation.

A. The Company shall purchase and maintain insurance on behalf of the Executive against any Liability and/or Expense asserted against him or her and/or incurred by or on behalf of him or her (i) in such capacity as a director and/or officer or other employee or agent of the Company and/or of an Affiliate (ii) by reason of the fact that he or she is or was serving or has agreed to serve at the request of the Company or its Affiliates as a director, officer, employee or agent of, or is or was or has agreed to otherwise be associated with, any Primary Obligor, or (iii) with respect to the foregoing (i) or (ii), arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such Liability or advancement of Expenses under the provisions of this Agreement or under the Statute as it may then be in effect. Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Company and/or the Executive under this Agreement and the execution and delivery of this Agreement by the Company and the Executive shall not in any way be construed to limit or affect the rights and obligations of the Company and/or of the other party or parties thereto under any such policy or agreement of insurance.

B. In the event the Executive shall receive payment from any insurance carrier and/or from the plaintiff in any Action against the Executive in respect of indemnified or advanced amounts after payments on account of all or part of such indemnified or advanced amounts have been made by the Company pursuant to this Agreement, the Executive shall promptly reimburse the Company for the amount, if any, by which the sum of such payment by such insurance carrier and/or such plaintiff and payments by the Company to the Executive exceeds such indemnified or advanced amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as co-insurance, retention or deductible amounts, shall not be deemed to be payments to the Executive hereunder.

C. In addition, upon payment of indemnified or advanced amounts under this Agreement, the Company shall be subrogated to the Executive’s rights against any insurance carrier in respect of such indemnified or advanced amounts, and the Executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the Company deems necessary or advisable to secure such rights. The Executive shall do nothing to prejudice such rights of recovery or subrogation.

7. Witness Expenses. The Company shall pay in advance or reimburse any and all reasonable Expenses incurred by the Executive in connection with his or her appearance as a witness in any Action at a time when he or she has not been formally named a defendant or respondent to such an Action, within ten (10) days after the receipt of the Executive’s written request therefor.

8. Nonexclusivity of Agreement. The rights to indemnification and the advancement of Expenses provided to the Executive by this Agreement shall not be deemed exclusive of any other rights to which the Executive may be entitled under any charter provision, bylaw, agreement, resolution, vote of stockholders or disinterested directors of the Company or otherwise, including, without limitation, under the Statute as it may then be in effect, both as to acts in his or her official capacity as such director, officer or other employee or agent of the Company and/or of an Affiliate or as to acts in any other capacity while holding such office or position, whether or not the Company would otherwise have the power to indemnify, contribute or advance Expenses to the Executive. Further, nothing contained in this Agreement shall in any way limit or otherwise affect any rights to indemnification or advancement of expenses that the Executive may have pursuant to the terms of any agreement between the Executive and the Company related to periods prior to the effective date hereof.

9. Notice to the Company; Defense of Actions.

A. The Executive agrees to promptly notify the Company in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any Action which may result in a claim of indemnification or advancement of Expenses hereunder, but the omission so to notify the Company will not relieve the Company from any liability which it may have to the Executive otherwise than under this Agreement unless the Company shall have been irreparably prejudiced by such omission.

B. With respect to any such Action as to which the Executive notifies the Company of the commencement thereof, except as otherwise provided below in Paragraph 9(C), the Company (or any other indemnifying party, including any insurance carrier, similarly notified by the Executive and/or the Company) shall be entitled to assume the defense thereof, with counsel selected by the Company (or such other indemnifying party) and reasonably satisfactory to the Executive, or if the Company (or any other indemnifying party) does not assume the defense thereof, the Company shall be entitled to participate therein at its own expense.

C. After notice from the Company (or such other indemnifying party) to the Executive of its election to assume the defense of an Action, the Company shall not be liable to the Executive under this Agreement for any Expenses subsequently incurred by the Executive in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Executive shall have the right to employ his or her counsel in such Action but the Expenses of such counsel incurred after notice from the Company (or such other indemnifying party) of its assumption of the defense thereof shall be at the expense of the Executive unless: (i) the employment of counsel by the Executive has been authorized by the Company; (ii) the Executive shall have reasonably concluded that there may be a conflict of interest between the Company (or such other indemnifying party) and the Executive in the conduct of the defense of such Action; (iii) after a Change in Control, the Executive’s employment of its own counsel has been approved by the Independent Counsel or (iv) the Company (or such other indemnifying party) shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the Expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Derivative Action or any Action as to which the Executive shall have made the conclusion provided for in clause (ii) above.

10. Continuation of Rights and Obligations. Subject to Paragraph 14, the terms and provisions of this Agreement shall continue as to the Executive subsequent to the Termination Date and shall inure to the benefit of the heirs, executors, estate and administrators of the Executive, as well as to the successors and assigns of the Company, including, without limitation, any successor to the Company by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the Company. The rights and obligations of the Executive and the Company shall survive until the later of (i) ten (10) years after the Termination Date and (ii) one (1) year after the final termination of any Action (including any rights of appeal thereto) in respect of which Executive is granted rights of indemnification or advancement of expenses. Except as provided herein, all rights and obligations of the Company and the Executive hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Company’s Certificate of Incorporation or bylaws, as such are in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or stockholders of the Company, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Company and/or of the Executive hereunder.

A. Except as expressly required by the securities laws of the United States of America or other applicable law, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. If any payment information must be disclosed, the Company shall afford the Executive an opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events to be reported.

11. Amendment and Modification. This Agreement may only be amended, modified or supplemented by the written agreement of the Company and the Executive, and any such mutually agreed upon amendment, modification or supplement shall not require stockholder or Board approval and/or ratification if such amendment, modification or supplement:

(i) is made in order to conform to or reflect any amendment or revision of the DGCL, including, without limitation, the Statute, which (a) expands or permits the expansion of the Executive’s rights to indemnification or advancement of Expenses thereunder; (b) limits or eliminates, or permits the limitation or elimination, of the liability of the Executive; or (c) or is otherwise beneficial to the Executive; or

(ii) in the sole judgment and discretion of the Board, does not materially adversely affect the rights and protections of the stockholders of the Company.

12. Governing Law. All matters with respect to this Agreement, including, without limitation, matters of validity, construction, effect and performance shall be governed by the internal laws of the State of Delaware applicable to contracts made and to be performed therein between the residents thereof (regardless of the laws that might otherwise be applicable under principles of conflicts of law).

13. Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts each of which shall be deemed an original binding the signer thereof against the other signing parties, but all counterparts together shall constitute one and the same instrument. Executed signature pages may be delivered by any electronic means and may be removed from counterpart agreements and attached to one or more fully executed copies of this Agreement.

14. Severability. If any provision of this Agreement shall be deemed invalid or inoperative, or in the event a court of competent jurisdiction determines that any of the provisions of this Agreement contravene public policy in any way, this Agreement shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed on the part of any person, to be modified, amended and/or limited, but only to the limited extent necessary to render the same valid and enforceable, and the Company shall indemnify and hold harmless the Executive against Liabilities and reasonable Expenses with respect to any Action to the fullest extent permitted by any applicable provision of this Agreement that shall not have been invalidated and otherwise to the fullest extent otherwise permitted by the Statute as it may then be in effect.

15. No Imputation. The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Company shall not be imputed to the Executive for purposes of determining the right to indemnification under this Agreement.

16. Certain Definitions. The following terms as used in this Agreement shall be defined as follows:

A. “Action(s)” shall include, without limitation, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether predicated on foreign, Federal, state or local law, whether brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, whether a Derivative Action and whether formal or informal, not initiated by the Executive or initiated by the Executive with the prior approval of the Board.

B. “Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust, or other similar enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

C. “Authority” shall mean the Independent Counsel, panel of arbitrators or court of competent jurisdiction selected under Paragraph 3(C) of the Agreement.

D. “Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

E. “Board” shall mean the Board of Directors of the Company.

F. “Breach of Duty” shall mean the Executive breached or failed to perform his or her duties to the Company or an Affiliate, as the case may be, and the Executive’s breach of or failure to perform those duties constitute:

(i) a breach of “Duty of Loyalty” (as defined herein) to the Company or its stockholders;

(ii) acts or omissions not in “Good Faith” (as further defined herein) or which involve intentional misconduct or a knowing violation of the law;

(iii) a violation of Section 174 of the DGCL; or

(iv) a transaction from which the Executive derived an improper personal financial profit (unless such profit is determined to be immaterial in light of all the circumstances).

In determining whether the Executive has acted or omitted to act otherwise than in “Good Faith,” as such term is used herein, the Authority, shall determine solely whether the Executive (i) in the case of conduct in his or her “Official Capacity” (as defined herein) with the Company, believed in the exercise of his or her business judgment, that his or her conduct was in the best interests of the Company; and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the best interests of the Company.

G. “Change in Control” means the occurrence after the date of this Agreement of any of the following events:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the Company’s then outstanding Voting Securities unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

(ii) the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the Beneficial Owners of the Voting Securities of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding Voting Securities of the entity resulting from such transaction;

(iii) during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

H. “Derivative Action” shall mean any Action brought by or in the right of the Company and/or an Affiliate.

I. “DGCL” shall mean the Delaware General Corporation Law.

J. “Duty of Loyalty” shall mean a breach of fiduciary duty by the Executive which constitutes a willful failure to deal fairly with the Company or its stockholders in connection with a transaction in which the Executive has a material undisclosed personal conflict of interest.

K. “Expenses” shall include, without limitation, any and all expenses, fees, costs, charges, attorneys’ fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Executive in connection with the Action (including as a witness) for which he or she is not otherwise compensated by the Company, any Affiliate, any third party or other entity, and any and all other direct and indirect costs of any type or nature whatsoever.

L. “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past five years has performed, services for either: (i) the Company or the Executive (other than in connection with matters concerning the Executive under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Action giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Executive in an Action to determine Indemnitee’s rights under this Agreement.

M. “Liabilities” shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties, and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, and any and all liabilities of every type or nature whatsoever.

N. “Official Capacity” shall mean the office of director or officer in the Company, membership on any committee of directors, any other offices in the Company held by the Executive and any other employment or agency relationship between the Executive and the Company and “Official Capacity,” as such term is used herein, shall not include service for any Affiliate or other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

O.  “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

P. “Statute” shall mean DGCL Section 145 (or any successor provisions).

Q. “Termination Date” shall mean the date the Executive ceases, for whatever reason, to serve as a director or officer the Company and/or any Affiliate.

R.  “Voting Securities” means any securities of the Company that vote generally in the election of directors.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

THE ELMET GROUP CO.

By:

Its:

EXECUTIVE

Name: